Exhibit 5.10

CONSENT OF AUSENCO SUSTAINABILITY INC.

The undersigned hereby consents to the use of the undersigned’s name and information derived from the Technical Report titled “Eskay Creek Project NI 43-101 Technical Report and Feasibility Study Report British Columbia, Canada” dated September 14, 2022, which is included in, or incorporated by reference into, the Registration Statement on Form F-10, being filed with the United States Securities and Exchange Commission and any exhibits thereto, of Skeena Resources Limited.

/s/ Jonathan Cooper
Name: Jonathan Cooper, M.Sc., P.Eng.
Title: Senior Water Resources Engineer Ausenco Sustainability Inc.
Date: January 31, 2023